UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         November 28, 2005

SUN HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

18831 Von Karman, Suite 400
Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     Attached as Exhibit 10.1 is the Employment Agreement (the "Agreement") entered into on November 28, 2005, effective as of March 22, 2005, by and between Sun Healthcare Group, Inc. ("Sun") and Michael Newman. Mr. Newman is Sun's Executive Vice President and General Counsel.

     The Employment Agreement provides that Mr. Newman would receive $280,000 annual salary and would be eligible for a bonus potential of 50% of base salary if EBITDA results are equal to or greater than 100% and less than 120% of budgeted goal; 75% of base salary if EBITDA results are equal to or greater than 120% but less than 140% of budgeted goal; and 100% of base salary if EBITDA results are equal to or greater than 140% of budgeted goal. The Employment Agreement also provides that Mr. Newman would receive one (1) year of severance upon termination without Cause by Sun or by Mr. Newman for Good Reason, or two (2) years of severance if such termination occurs on or within two (2) years following a Change of Control.

Item 9.01  Financial Statements and Exhibits

10.1	Employment Agreement dated as of March 22, 2005 by and between Sun Healthcare Group, Inc. and Michael Newman.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  November 30, 2005